EXHIBIT 10.1
STOCK PURCHASE AGREEMENT

This agreement (the “Stock Purchase Agreement” or the “Agreement”) is entered into by and between Remark Holdings, Inc., a Delaware corporation (the “Company”), and Kai-Shing Tao (“Buyer”), as of the date set forth on the signature page hereto.

RECITALS

WHEREAS, the Company is offering to sell 150,000 shares of Series A voting preferred stock (each a “Share” and, collectively, the “Shares”) at an offering price of $0.001 per Share (the “Share Purchase Price).

WHEREAS, Buyer desires to acquire 150,000 Shares (the “Subject Shares”) at the Share Purchase Price.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Offering Terms.

(a) Purchase and Sale. On the terms and subject to the conditions set forth in this Stock Purchase Agreement, at the Closing the Company will sell and the Buyer will purchase the Subject Shares at the Share Purchase Price.

(b) The closing of the transaction contemplated under this Agreement (the "Closing") will take place at 10:00 a.m. on the date hereof at the offices of the Company located at 800 S. Commerce Street, Las Vegas, Nevada 89106. At the Closing, the Buyer shall pay the aggregate purchase price by wire transfer of immediately available funds to an account designated by the Company, and the Company shall issue the Shares to the Purchaser.

2. Representations and Warranties of the Company. The Company represents and warrants to Buyer that each of the following is true and complete in all material respects as of the date of this Stock Purchase Agreement:

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Stock Purchase Agreement, the Subject Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business;

(b) The issuance, sale and delivery of the Subject Shares in accordance with this Stock Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Subject Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Stock Purchase Agreement, will be duly and validly issued, fully paid and non-assessable; and

(c) The acceptance by the Company of this Stock Purchase Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Stock Purchase Agreement, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(d) Assuming the accuracy of Buyer’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Stock Purchase Agreement except (i) for such filings as may be required under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4. Representations and Warranties of Buyer. Buyer represents and warrants to the Company that each of the following is true and complete in all material respects as of the date of this Stock Purchase Agreement:

(a) Requisite Power and Authority. Buyer has all necessary power and authority under all applicable provisions of law to execute and deliver this Stock Purchase Agreement and to carry out the provisions hereof. Upon due delivery hereof, this Stock Purchase Agreement will be a valid and binding obligation of Buyer, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Experience; Buyer Suitability. Buyer has sufficient experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares, and to make an informed decision relating thereto. Alternatively, Buyer has utilized the services of a purchaser representative and, together, they have sufficient experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares, and to make an informed decision relating thereto. Buyer has evaluated the risks of an investment in the Shares and has determined that such an investment is suitable for Buyer. Buyer has adequate financial resources for an investment of this character and can bear a complete loss of Buyer’s investment in the Shares.

(c) No Registration. Buyer understands that the Shares are not being registered under the Securities Act or under the securities laws of any state.

(d) No Transfer; Continued Economic Risk. Buyer acknowledges and agrees that Buyer cannot, and will not, transfer the Subject Shares to any other person or entity. Buyer further acknowledges that the Buyer must bear the economic risk of the investment in the Subject Shares indefinitely and that Buyer is able to bear the economic risk of losing Buyer’s entire investment in the Subject Shares.

(d) Valuation; Arbitrary Determination of Share Purchase Price by the Company. Buyer acknowledges that the Share Purchase Price of the Shares in the Offering was set by the Company based on the Company’s internal valuation and no warranties are made as to value. Buyer further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Buyer’s investment will bear a lower valuation.

(e) Domicile. Buyer maintains Buyer’s domicile (and is not a transient or temporary resident) at the address which the Buyer previously provided to the Company.

5. Indemnity. The representations, warranties and covenants made by Buyer herein shall survive the consummation of this Stock Purchase Agreement. Buyer agrees to indemnify and hold harmless the Company and its officers, directors and agents, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Buyer to comply with any covenant or agreement made by Buyer herein or in any other document furnished by Buyer to any of the foregoing in connection with the transaction contemplated hereby.

6. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made in and wholly to be performed in that jurisdiction with regards to the choice of law rules of such state, except for matters arising under the Securities Act or the Securities Exchange Act of 1934, as amended, which matters shall be construed and interpreted in accordance with such laws.

BUYER CERTIFIES THAT BUYER HAS READ THIS ENTIRE STOCK PURCHASE AGREEMENT AND THAT EVERY STATEMENT MADE BY BUYER HEREIN IS TRUE AND COMPLETE.

IN WITNESS WHEREOF, the undersigned has executed this Stock Purchase Agreement on the date set forth below.

DATED: October 31, 2024

COMPANY
By:    /s/ Todd Brown
Name:    Todd Brown
Title:    Vice President - Finance
BUYER
By:    /s/ Kai-Shing Tao
Name:    Kai-Shing Tao

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